Exhibit 5.1
March 3, 2022
Affirm Holdings, Inc.
650 California Street
San Francisco  94108
Re:    Affirm Holdings, Inc.
Registration Statement on Form S-3
Ladies and Gentlemen:
We have examined the Registration Statement on Form S-3, File No. 333-263264 (the “Registration Statement”), of Affirm Holdings, Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the prospectus supplement, dated March 3, 2022, filed with the Commission on March 3, 2022 pursuant to Rule 424(b) of the Securities Act (the “Prospectus Supplement”) in connection with the offering of up to 22,000,000 shares of the Company’s Class A common stock, par value $0.00001 per share, (the “Shares”).
In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.
Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.
We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.
Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP